UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

THE AMACORE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27889	59-3206480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1211 North Westshore Boulevard, Suite 512, Tampa Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 289-5552

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Item 2.01.  Completion of Acquisition or Disposition of Assets.

On March 31, 2008 (the “Closing Date”), The Amacore Group, Inc. (the “Company”) entered into a Stock Purchase Agreement with US Health Benefits Group, Inc., a Florida corporation (“US Health”), US Healthcare Plans, Inc., a Florida corporation (“US Healthcare”), On the Phone, Inc., a Florida corporation (“OTP” and, together with US Health and US Healthcare, the “Acquired Entities”) and the sole stockholder of each of the Acquired Entities, Howard Knaster (the “Stockholder”) for the purchase of all of the outstanding capital stock of each of the Acquired Entities, effective April 1, 2008, which was amended by an Addendum to Stock Purchase Agreement entered into on April 3, 2008 (collectively, the “Agreement”) to correct drafting errors.

Collectively, the Acquired Entities are a call center-based marketing company marketing health benefit plans and providing consulting services.  One of US Health’s largest partners is LifeGuard Benefits Services, Inc., a wholly-owned subsidiary of the Company (“Lifeguard”).  US Health currently markets Lifeguard’s DirectMed association membership programs generating approximately $1 million a month in gross revenue for LifeGuard, resulting in $500,000 per month in revenue to US Health.

The Agreement values the Acquired Entities at $14,300,000 and the purchase price is payable in cash and capital stock of the Company as follows:

•
On the Closing Date, the Company paid $1,140,910 and issued 1,800,000 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), with a deemed value of $5.00 per share to the Stockholder.

•	The Company will pay a total of $1,609,090 to the Stockholder over a three year period in equal quarterly installments. The first installment payment was paid to the Stockholder on the Closing Date.

•
The Company will pay $850,000 to the Stockholder in each of the first, second and third twelve-month periods (each an “Earn Out Period”) following the Closing Date based on the achievement by the Acquired Entities of $2 million in operating income as calculated in accordance with the terms of the Agreement (the “Earn Out Target”) for each such Earn Out Period (the “Earn Out Payments”).  The Earn Out Payments are subject to adjustment as described below.

The purchase price may be adjusted after the Closing Date as follows:

•
In the event the average trading price of the Company’s Class A Common Stock over the 30-day period preceding the 18 month anniversary of the Closing Date (the “Average Trading Price”) is less than $5.00 but not less than $1.50, the Company is required to issue additional shares of Class A Common Stock to the Stockholder so that the aggregate market value of the Shares plus such additional shares, if any, amounts to $9,000,000 as of the date 18 months after Closing Date, based on the Average Trading Price.

In the event the Average Trading Price is less than $1.50, at the Company’s option, the Company may (i) issue to the Stockholder additional shares of Class A Common Stock as provided above, or (ii) unwind the purchase by transferring to the Stockholder all of the outstanding shares of capital stock of the Acquired Entities.  In the event the Company elects to reverse the purchase, the Stockholder is required to transfer 80% of the Shares back to the Company.

•
In the event that operating income generated by the Acquired Entities in any Earn Out Period is greater than the Earn Out Target, the Earn Out Payment for such Earn Out Period shall be increased by an amount that is equal to 30% of the amount by which the operating income generated by the Acquired Entities in that Earn Out Period exceeds the Earn Out Target.

In the event that operating income generated by the Acquired Entities in any Earn Out Period is less than the Earn Out Target but greater than $1million, the Earn Out Payment for such Earn Out Period shall be decreased by 50% of the difference between the Earn Out Target and the operating income generated by the Acquired Entities in that Earn Out Period.

In the event that operating income generated by the Acquired Entities in any Earn Out Period is less than $1 million but greater than $500,000, the Earn Out Payment for such Earn Out Period shall be decreased by $500,000 and further decreased by 70% of the difference between $1 million and the operating income generated by the Acquired Entities in that Earn Out Period.

In the event that operating income generated by the Acquired Entities in any Earn Out Period is less than $500,000, no Earn Out Payment for that Earn Out Period shall be paid.

In accordance with the Agreement, all of the Shares will be held in escrow for a period of 18 months following the Closing Date to ensure delivery of the applicable Shares in the event the Company elects to reverse the purchase as described above.

The Company has 30 days from the Closing Date to complete its due diligence review.  Should the Company’s due diligence review result in the discovery of a material event or risk not previously disclosed to the Company, the Company may unwind the purchase.  The parties are obligated to exchange closing documents prior to April 30, 2008.

In addition to the terms set forth above, the Agreement also contains customary representations, warranties and covenants and indemnification provisions.

The foregoing description of the terms and conditions of the Agreement is qualified in its entirety, and made subject to, the more complete information set forth in the Agreement included as Exhibits 2.1 and 2.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures under Items 1.01 and 2.01 above are incorporated herein by reference.  The Shares referenced in Items 1.01 and 2.01 were offered and sold to the Stockholder in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Company based such reliance on certain representations made by the Stockholder to the Company including that the Stockholder is an accredited investor as defined in Rule 501of Regulation D.

The Company issued warrants to acquire 500,000 shares of its Class A Common Stock exercisable for three years at an exercise price of $1.00 per share to Howard Knaster (the “Warrant”) pursuant to an employment agreement between the Company and Mr. Knaster.  The warrant vests in four equal annual installments with the first installment vesting on the commencement of Mr. Knaster’s employment with the Company.  Mr. Knaster must be employed by the Company on each vesting date, otherwise the unvested portion of the Warrant is forfeited.  The Warrant was offered and sold to Mr. Knaster in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The required financial statements will be filed in an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial.

The required pro forma financial information will be filed in an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

2.1	Stock Purchase Agreement between the Company, US Health Benefits Group, Inc., US Healthcare Plans, Inc., On the Phone, Inc. and stockholders, dated March 31, 2008 (filed herewith).

2.2	Addendum to Stock Purchase Agreement between the Company, US Health Benefits Group, Inc., US Healthcare Plans, Inc., On the Phone, Inc. and stockholders, dated April 3, 2008 (filed herewith).

99.1	Press Release (furnished herewith)

FORWARD LOOKING STATEMENTS

Information contained in this report, other than historical information, is considered to be “forward-looking statements” that are subject to risks and uncertainties.  These forward-looking statements include information about future payments of, and adjustments to, portions of the Purchase Price, the possibility that the transactions described herein may be reversed and the filing of financial statements and pro forma financial information in a future filing.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions.  One should not place undue reliance on these forward-looking statements.  The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made.  The forward-looking statements are based on the Company’s beliefs, assumptions and expectations about the Company’s future performance and the future performance of the Acquired Entities, taking into account information currently available to the Company.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the Securities and Exchange Commission, not all of which are known to the Company.  The Company will update this forward-looking information only to the extent required under applicable securities laws.  Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date:  April 4, 2008

THE AMACORE GROUP, INC.

By:	/s/ Clark A. Marcus
Name: Clark A. Marcus
Title: Chief Executive Officer

EXHIBIT INDEX

The following exhibits are filed with this Current Report on Form 8-K:

2.1	Stock Purchase Agreement between the Company, US Health Benefits Group, Inc., US Healthcare Plans, Inc., On the Phone, Inc. and stockholders, dated March 31, 2008.

2.2	Addendum to Stock Purchase Agreement between the Company, US Health Benefits Group, Inc., US Healthcare Plans, Inc., On the Phone, Inc. and stockholders, dated April 3, 2008.

The following exhibit is furnished with this Current Report on Form 8-K:

99.1	Press Release